UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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TERREMARK WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 3, 2006

Dear Stockholder:

You are cordially invited to attend our 2006 annual meeting of stockholders, which will be held at 10:00 a.m. on Friday, October 20, 2006, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132.

At the annual meeting, you will be asked to:

•	elect nine (9) persons to the board of directors; and

•	transact any other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in more detail the matters to be presented at the annual meeting.

The board of directors recommends that you vote in favor of the election of the nominated directors.

Please take this opportunity to become involved in the affairs of your company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

Sincerely,

Manuel D. Medina
Chairman of the Board & Chief Executive Officer

TERREMARK WORLDWIDE, INC.
2601 South Bayshore Drive
Miami, Florida 33133

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 20, 2006

To Our Stockholders:

The 2006 annual meeting of stockholders of Terremark Worldwide, Inc. will be held at 10:00 a.m., local time, on Friday, October 20, 2006, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132, for the purpose of considering and acting upon the following:

1. election of nine (9) members to our board of directors to hold office until our 2007 annual meeting or until their successors are duly elected and qualified; and

2. transact any other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

The board of directors is not aware of any other business scheduled for the annual meeting. Any action may be taken on the foregoing proposal at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.

Holders of record of our common stock and series I convertible preferred stock at the close of business on September 26, 2006 are entitled to notice of, and to vote at, the meeting or at any postponements or adjournments of the meeting.

By Order of the Board of Directors,

Adam T. Smith
Secretary

Miami, Florida
October 3, 2006

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR PROXIES, AS THE CASE MAY BE, AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

TERREMARK WORLDWIDE, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement contains information related to our annual meeting of stockholders to be held on Friday, October 20, 2006, beginning at 10:00 a.m. local time, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132, and at any adjournments or postponements thereof. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are first being sent to stockholders is on or about October 3, 2006. You should review this information in conjunction with our 2006 Annual Report to stockholders which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will vote on the election of directors. In addition, we will report on our performance and respond to questions from our stockholders.

Who is entitled to vote at the meeting?

Only holders of record of our common stock and series I convertible preferred stock at the close of business on the record date, September 26, 2006, are entitled to receive notice of the annual meeting and to vote shares of our common stock and series I convertible preferred stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. Each outstanding share of series I convertible preferred stock entitles the holder to cast votes equivalent to 3,333 shares of our common stock.

Who can attend the meeting?

All holders of our common stock and series I convertible preferred stock as of the record date, or their duly appointed proxies, may attend. If your shares are held in the name of your broker or bank, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement, and valid picture identification.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of the record date, September 26, 2006, 44,593,761 shares of our common stock and 323 shares of series I convertible preferred stock were issued and outstanding. The 44,593,761 shares of our common stock includes 865,201 shares held in treasury that are issued, but not outstanding. The shares of series I convertible preferred stock represent an aggregate of 1,078,000 votes. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast “for” or “against” any given matter.

If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I vote by telephone or by Internet?

If your shares are held in “street name,” you may vote by telephone or Internet. Stockholders should review their proxy card for instructions for voting by telephone or Internet. Please follow the directions on your proxy card carefully. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholders.

The deadline for voting by telephone or Internet is 11:59 p.m. on October 19, 2006.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The recommendation of the board of directors is set forth with the description of each proposal in this proxy statement. In summary, the board of directors recommends a vote:

•	for the election of the nominated slate of directors.

The board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board of directors nominees. In the event that any other matter should properly come before the meeting or any board of directors nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each proposal?

Election of Directors.  The affirmative vote, either in person or by proxy, of a plurality of the votes cast at the meeting is required for the election of directors. This means that candidates who receive the highest number of votes are elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

Other Proposals.  For any other proposal, the affirmative vote of a majority of the votes cast at the meeting, either in person or by proxy, will be required for approval. A properly marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy?

We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and our series I convertible preferred stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

How is the meeting conducted?

The Chairman has broad authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot assure that every stockholder who wishes to speak on an item of business will be able to do so. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders. Stockholders making comments during the meeting must do so in English so that the majority of stockholders present can understand what is being said.

Our principal executive offices are located at 2601 S. Bayshore Drive, Miami, Florida 33133, and our telephone number is (305) 856-3200. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of September 26, 2006, the record date for the meeting, by:

•	each of our directors;

•	each of our executive officers;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of our outstanding common stock or series I convertible preferred stock.

As of the record date for the meeting, 44,593,761 shares of our common stock and 323 shares of series I convertible preferred stock were issued and outstanding. The 44,593,761 shares of our common stock includes 865,201 shares held in treasury that are issued, but not outstanding. The outstanding shares of our series I convertible preferred stock, as of the record date, were convertible into 1,078,000 shares of our common stock.

For purposes of the following table, a person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the record date for the meeting upon the exercise of warrants or options or upon the conversion of debentures or preferred shares. Each beneficial owner’s percentage is determined by assuming that options, warrants or conversion rights that are held by the person, but not those held by any other person, and which are exercisable within 60 days from the record date for the meeting, have been exercised. Unless otherwise indicated, we believe that all persons named in this table have sole voting power and investment power over all the shares beneficially owned by them. Unless otherwise indicated, the address of each person listed in the following table is c/o Terremark Worldwide, Inc., 2601 South Bayshore Drive, Miami, Florida 33133.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership(1)		Percent of Class (%)

Common Stock:
Manuel D. Medina	3,850,539	(2)	6.5%
Joseph R. Wright, Jr.	442,326	(3)	*
Guillermo Amore	424,374	(4)	*
Miguel J. Rosenfeld	496,532	(5)	1.1%
Timothy Elwes	279,000	(6)	*
Marvin S. Rosen	136,134	(7)	*
Jaime Dos Santos	102,500	(8)	*
Antonio S. Fernandez	90,158	(9)	*
Jose A. Segrera	76,000	(8)	*
Marvin Wheeler	65,500	(8)	*
John S. Neville	49,400	(8)	*
Fernando Fernandez-Tapias	31,500	(10)	*
Arthur L. Money	46,500	(8)	*
Rodolfo A. Ruiz	31,500	(8)	*
Sun Equity Assets Limited	5,902,234	(11)	13.2%
All directors and executive officers as a group (14 persons)	6,121,963		13.7%

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership(1)		Percent of Class (%)

Series I Preferred Stock:
Louisa Stude Sarofim 2006 Terremark Grantor Retained Annuity Trust I	80	(12)	24.8%
Guazapa Properties, Inc.	48	(13)	14.9%
CRG, LLC	100	(14)	31.0%
Palmetto, S.A.	20	(15)	6.2%
Promociones Bursatiles, S.A.	28	(16)	8.7%

*	Represents less than 1.0%.

(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act. The inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security he or she has or shares the power to (i) vote, (ii) direct the voting of such security or (iii) dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(2)	Includes 41,500 shares of our common stock underlying options. As reported in Mr. Medina’s Schedule 13D, and any amendments thereto, filed with the Securities and Exchange Commission on October 4, 2002, these include 702,168 shares as to which Mr. Medina has sole voting power but does not have dispositive power. Includes 225,523 shares of our common stock which are held of record by Communication Investors Group, an entity in which Mr. Medina is a partner and holds a 50% interest. See “Security Ownership of Certain Beneficial Owners and Management — Shareholders Agreement” below.

(3)	Includes 161,500 shares of our common stock underlying options. Does not include 10,000 shares held in trust for the benefit of Mr. Wright’s grandchildren with respect to which Mr. Wright disclaims beneficial ownership.

(4)	Includes 41,500 shares underlying options and 17,500 shares owned by Mr. Amore’s sibling, over which Mr. Amore has investment control. Also includes (i) 104,393 shares, (ii) 26,667 shares which may be acquired upon the conversion of shares of series I preferred stock and (iii) 5,600 shares underlying warrants, all of which are owned by Margui Family Partners, Ltd. with respect to which Mr. Amore disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(5)	Includes 41,500 shares of our common stock underlying options and 123,412 shares held indirectly by Mr. Rosenfeld. Does not include 33,877 shares held by Mr. Rosenfeld’s children, with respect to which Mr. Rosenfeld disclaims beneficial ownership.

(6)	Includes 41,500 shares of our common stock underlying options.

(7)	Includes 45,000 shares of our common stock underlying options.

(8)	Represents shares of our common stock underlying options.

(9)	Includes 31,500 shares of our common stock underlying options, 6,667 shares which may be acquired upon the conversion of series I preferred stock and 1,400 shares underlying warrants.

(10)	Represents shares of our common stock underlying options. Mr. Fernandez-Tapias is not standing for re-election to our board of directors in order to pursue other interests.

(11)	The address of the beneficial owner is Georgetown, Tortola, B.V.I. Francis Lee is the natural person deemed to be the beneficial owner of the shares held by Sun Equity Assets Limited. See “Security Ownership of Certain Beneficial Owners and Management — Shareholders Agreement” below.

(12)	Represents 80 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to, 266,667 shares of our common stock.

(13)	Represents 48 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to, 160,000 shares of our common stock. Heinrich Adolf Hans Herweg is the natural person with voting and investment control over the shares.

(14)	Represents 100 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to, 333,333 shares of our common stock. Christian Altaba is the natural person with voting and investment control over the shares.

(15)	Represents 20 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to, 66,667 shares of our common stock. Antonio De Reguero is the natural person with voting and investment control over the shares.

(16)	Represents 28 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to, 93,333 shares of our common stock. Roberto Solis Monsato is the natural person with voting and investment control over the shares.

Shareholders Agreement

Under the terms of a Shareholders Agreement, dated as of May 15, 2000, Vistagreen Holdings (Bahamas), Ltd., predecessor-in-interest to Sun Equity Assets Limited, Moraine Investments, Inc., predecessor-in-interest to Sun Equity Assets Limited, and Paradise Stream (Bahamas) Limited, predecessor-in-interest to Sun Equity Assets Limited, on the one hand, and Manuel D. Medina, Francis Lee, Willy Bermello and Edward P. Jacobsen, the shareholders party to the Agreement have agreed to vote in favor of the election of two nominees of Vistagreen (now Sun Equity Assets Limited) to our board of directors and have further agreed that one of these nominees, as designated by Vistagreen, will be elected to the executive committee of our board of directors. Vistagreen has not nominated any director nominee for our board of directors and we do not currently have an executive committee.

CORPORATE GOVERNANCE

The following does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Our business and affairs are managed under the direction of our board of directors, except with respect to those matters reserved for our stockholders. Our board of directors establishes our overall corporate policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations, acts as an advisor to our senior management and reviews our long-term strategic plans. Our board’s mission is to further the long-term interests of our stockholders. Members of our board of directors are kept informed of our business through discussions with our management, primarily at meetings of the board of directors and its committees, and through reports and analyses presented to them. The board and each of its committees — audit and compensation — also have the authority to retain, at our expense, outside counsel, consultants or other advisors in the performance of their duties.

Our board of directors held a total of ten meetings and took no action by written consent during the fiscal year ended March 31, 2006. Each director except Messrs. Fernandez-Tapias, Money, Rosen and Ruiz attended at least 75% of the total number of 2006 meetings of our board and committees on which he served. We have no formal policy regarding attendance by our directors at our annual stockholder meetings, although we encourage this attendance and most of our directors have historically attended these meetings. Each of the directors except Messrs. Fernandez-Tapias, Money, Rosen and Ruiz attended the 2005 annual meeting of our stockholders. Our officers are elected annually by our board of directors and serve at the discretion of the board. Our directors hold office until the expiration of their term or until their successors have been duly elected and qualified.

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics that is applicable to all employees and directors. Additionally, we maintain a Code of Ethics that is applicable to our Chief Executive Officer and Senior

Financial Officers. These codes require continued observance of high ethical standards such as honesty, integrity and compliance with the law in the conduct of our business. The Code of Ethics for our Chief Executive Officer and Senior Financial Officers is publicly available on our website at www.terremark.com under “Investor Relations”. We intend to post on our website amendments to or waivers from our Code of Ethics. Violations under either code of conduct must be reported to the Audit Committee. These materials may also be requested in print by writing to the Director of Investor Relations at Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Miami, Florida 33133.

Communications Between Stockholders and the Board

Stockholders or other interested parties wishing to communicate with our board of directors should submit any communications in writing to the Board of Directors at Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Miami, Florida 33133. If a stockholder would like the letter to be forwarded directly to the Chairman of the Board or to one of the Chairmen of the three standing committees, he or she should so indicate. If no specific direction is indicated, the Secretary will review the letter and forward it to the appropriate member of our board of directors.

ELECTION OF DIRECTORS

At the annual meeting, the stockholders will elect nine directors, each of whom will serve for a term expiring at the 2007 annual meeting of stockholders, or until his successor has been duly elected and qualified. Messrs. Manuel D. Medina, Joseph R. Wright, Jr., Guillermo Amore, Timothy Elwes, Antonio S. Fernandez, Arthur L. Money, Marvin S. Rosen, Miguel J. Rosenfeld and Rodolfo A. Ruiz currently serve as directors and have been reviewed and recommended for nomination by our nominating committee and nominated by our board of directors for re-election at the annual meeting. Mr. Fernando Fernandez-Tapias is not standing for re-election in order to pursue other interests. Vistagreen Holdings (Bahamas), Ltd., predecessor-in-interest to Sun Equity Assets Limited, has not nominated any director nominee for our board of directors.

The board of directors has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as a director, the board of directors may designate a substitute nominee or the number of directors may be reduced in accordance with our By-laws. If the board of directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the board of directors.

The directors standing for re-election are:

•	Manuel D. Medina, 53, has served as our Chairman of the Board, President and Chief Executive Officer since April 28, 2000, the date of our merger with AmTec, Inc., and as that of Terremark since its founding in 1982. In addition, Mr. Medina is a managing partner of Communication Investors Group, one of our investors. Before founding Terremark, Mr. Medina, a certified public accountant, worked with PricewaterhouseCoopers LLP. Subsequently, he established and operated an independent financial and real estate consulting company. Mr. Medina earned a Bachelors of Science degree in Accounting from Florida Atlantic University in 1974.

•	Joseph R. Wright, Jr., 68, has served as our Vice Chairman of the Board since April 28, 2000. Mr. Wright currently is Chief Executive Officer and a director of PanAmSat, a global provider of satellite-based communication services. He is also a director of Scientific Games Corp. from 1997 to 2000. Mr. Wright served as Chairman of the Board of GRC International, Inc., a United States public company that provides information technology support to government and private entities. From 1995 to 2003, Mr. Wright also served as Co-Chairman of Baker & Taylor Holdings, Inc., an international book and video distribution company, and Vice Chairman of Jefferson Consulting Group, a Washington D.C. consulting firm. From 1989 to 1994, Mr. Wright served as Executive Vice President, Vice Chairman and Director of W.R. Grace & Co., an international chemicals and health care company, President of Grace Energy Corporation and Chairman of Grace Environmental Company. From 1982 to 1989, Mr. Wright held the positions of Director and Deputy Director of the Office of Management and

Budget, The White House, and was a member of President Reagan’s cabinet. Before 1982, he served as Deputy Secretary, United States Department of Commerce, President of Citicorp Retail Services and Retail Consumer Services, held posts in the United States Department of Agriculture and the United States Department of Commerce, and was Vice President and Partner of Booz Allen & Hamilton, a management consulting firm.

•	Guillermo Amore, 67, has served as a member of our board of directors since February 2001. From August 2000 to February 2001, Mr. Amore served as the President and Chief Operating Officer of our wholly-owned subsidiary, Terremark Latin America, Inc., prior to which, he served as Chairman and Chief Executive Officer of Spectrum Telecommunications Corporation until its acquisition by us. Mr. Amore has nearly 35 years of telecommunications experience, much of it focused on the developing markets of Latin America and the Caribbean. During his tenure at GTE Corporation he built an extensive network of contacts in the region. These contacts served him well in business development and regulatory affairs during his stewardship of Grupo Isacell S.A. of Mexico and of Spectrum Telecommunications. Mr. Amore holds an MBA from Harvard University and a Bachelors degree in Science in Electrical Engineering from Pontificia Universidad Javeriana, Colombia.

•	Timothy Elwes, 70, has served as a member of our board of directors since April 2000. Mr. Elwes also served as member of the board of directors of Timothy Elwes & Partners Ltd., a financial services company, from May 1978 until October 1994, the business of which was merged into Fidux Trust Co. Ltd. in December 1995. He has been a non-executive director of Partridge Fine Arts plc, a public company since 1989. Since December 2000 he has served as a director of Timothy Elwes & Partners Ltd., a financial services company.

•	Antonio S. Fernandez, 66, was elected to our Board Directors in September 2003. In 1970, Mr. Fernandez worked as a Systems Engineering Manager at Electronic Data Systems (EDS). In 1971, Mr. Fernandez joined duPont Glore Forgan as a Vice-President in Operations. In 1974, he joined Thomson McKinnon as Director of Operations and Treasurer. In 1979, he worked at Oppenheimer & Co. Inc. as Director of Operations and Treasurer where he also served as Chief Financial Officer from 1987 until 1994 and a member of the board of directors from 1991 until 1998. In 1991, Mr. Fernandez founded and headed the International Investment Banking Department at Oppenheimer & Co. and served in that capacity until 1999. Mr. Fernandez served on the Board of Banco Latinoamericano de Exportaciones from 1992 until 1999. He also served as Trustee of Mulhenberg College, PA from 1995 until 1998. Mr. Fernandez has been since June 2004 a director of Spanish Broadcasting Systems, an operator of radio stations in the U.S. He graduated from Pace University, NY in 1968 with a B.B.A.

•	Arthur L. Money, 66, has served as a member of our board of directors since May 2003. Since September 2002, Mr. Money has been a member of the board of directors of SafeNet, a provider of Information Technology security solutions. From 1999 to 2001, Mr. Money was the Assistant Secretary of Defense (C3I) and Department of Defense CIO. Prior to this, Mr. Money served as the Assistant Secretary of the Air Force for Research, Development, and Acquisition, and was Vice President and Deputy General Manager of TRW, Inc. From 1989 to 1995, Mr. Money was President of ESL, Inc. He has received distinguished public service awards from the U.S. Department of Defense (Bronze Palm), the U.S. Air Force, and the U.S. Navy. He is currently President of ALM Consulting specializing in command control and communications, intelligence, signal processing, and information processing. Mr. Money received his Master of Science Degree in Mechanical Engineering from the University of Santa Clara and his Bachelor of Science Degree in Mechanical Engineering from San Jose State University.

•	Marvin S. Rosen, 64, has served as a member of our board of directors since April 2000. Mr. Rosen is a co-founder and Chairman of the Board of Directors of Fusion Telecommunications International and served as its Vice Chairman from December 1998 to April 2000 and has served as its Chief Executive Officer since April 2000. From September 1995 through January 1997, Mr. Rosen served as the Finance Chairman of the Democratic National Committee. Mr. Rosen currently serves on the Board of Directors of the Robert F. Kennedy Memorial, since 1995 and Fusion Telecommunications International, Inc., since 1997, where he has also been Vice-Chairman since December 1998. Mr. Rosen received his

Bachelor of Science degree in Commerce from the University of Virginia, his LL.B. from Dickinson School of Law and his LL.M. in Corporations from New York University Law School.

•	Miguel J. Rosenfeld, 56, has served as a member of our board of directors since April 2000. Since November 1991, he has also served as a Senior Vice President of Delia Feallo Productions, Inc., where he has been responsible for the development of soap opera productions in Latin America. From January 1995 until May 1998, he was the Director of Affiliates and Cable for Latin America for Protele, a division of Televisa International LLC. From December 1984 until September 1998, he was a sales manager for Capitalvision International Corporation. Mr. Rosenfeld holds a Bachelors degree in Administration from the University of Buenos Aires which he earned in 1975.

•	Rodolfo A. Ruiz, 57, has served as a member of our board of directors since July 2003. Since 2004, Mr. Ruiz has served as Executive Vice President — Spirits for Southern Wine and Spirits of America, Inc. From 1999 to 2003, Mr. Ruiz served as the President and CEO of Bacardi U.S.A. and held a series of senior management positions within the Bacardi organization since 1979, inclusive of having served as President and CEO of Bacardi Global Brands, President and CEO of Bacardi Asia/ Pacific Region, and several senior executive sales, marketing, financial and operations positions within Bacardi USA. Prior to joining Bacardi, from 1966 to 1979, Mr. Ruiz, in his capacity as a certified public accountant, served as a Senior Auditor, Senior Internal Auditor, and Audit Manager with Price Waterhouse & Co. for a wide variety of public and private clients and projects in the United States and Mexico, as well as throughout Latin America, interspersed by a term, from 1973 to 1975, with International Basic Economy Corp, otherwise known as IBEC/ Rockefeller Group. Mr. Ruiz holds a Bachelor of Business degree, Cum Laude, from the University of Puerto Rico.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

NOMINATIONS FOR DIRECTOR

Our board of directors does not have a standing nominating committee. Our independent directors act as a nominating committee for the annual selection of our nominees for election as directors. Each of our independent directors meets the definition of “independent” under the listing standards of the AMEX.

In evaluating candidates for nomination to the board of directors, the independent directors are to take into account the applicable requirements for directors under the AMEX rules. The independent directors may take into consideration such other factors and criteria as they deem appropriate in evaluating a candidate, including his or her judgment, skill, integrity, diversity, and business or other experience. The independent directors may (but are not required to) consider candidates suggested by management or other members of the board of directors.

Generally, the independent directors will consider candidates who have experience as a board member or senior officer of a company or who are generally recognized in a relevant field as a well-regarded practitioner, faculty member or senior government officer. The independent directors will also evaluate whether the candidates’ skills and experience are complementary to the existing board of directors members’ skills and experience as well as the board of directors’ need for operational, management, financial, international, technological or other expertise. Nominations for director may be made by our stockholders, provided such nominations comply with certain timing and information requirements set forth in our bylaws.

BOARD OF DIRECTORS COMMITTEES

Our board of directors has a standing audit committee and compensation committee.

Audit Committee

Our audit committee currently consists of Messrs. Fernandez, Rosenfeld and Ruiz. The members of the audit committee are, and will continue to be, independent under the listing standards of the American Stock

Exchange. The board of directors has determined that Messrs. Fernandez and Ruiz satisfy the financial literacy and experience requirements of the AMEX and the rules of the Securities and Exchange Commission. The audit committee operates under a written charter, a copy of which is available on our website at www.terremark.com under “Investor Relations”. The charter is available in print to any stockholder who requests it in writing from our Director of Investor Relations at Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Miami, Florida 33133. The audit committee represents the board in its relations with our independent public accountants and oversees the financial reporting and disclosures prepared by our management. The audit committee’s functions include meeting with our management and our independent public accountants, reviewing and discussing our audited and unaudited financial statements with our management, recommending to the board of directors the engagement of our independent auditors, reviewing with such auditors the plan and results of their audit of our financial statements, determining the independence of such auditors and discussing with management and the independent auditors the quality and adequacy of our internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002. During fiscal 2006, the audit committee held 20 meetings and took no action by written consent. For more information regarding the functions of the audit committee and its activities during fiscal 2006, see the “Report of the Audit Committee” below.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Under the guidance of a written charter adopted by the board of directors, the Audit Committee is responsible for overseeing the company’s financial reporting process on behalf of the board of directors. The audit committee consists of three members, each of whom is “independent” as that term is defined under the applicable listing standards of the American Stock Exchange, the Sarbanes-Oxley Act of 2002 and applicable Securities and Exchange Commission rules.

The Sarbanes-Oxley Act of 2002 and the committee’s charter require that all services provided to us by our independent auditors be subject to pre-approval by the audit committee. The audit committee has established policies and procedures contemplated by these rules.

Management has the primary responsibility for the system of internal controls and the financial reporting process. Our independent accountants have the responsibility to (i) perform an independent audit of our financial statements and internal controls over financial reporting and (ii) express an opinion on the conformity of our financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal controls over financial reporting and management’s assessment of our internal controls over financial reporting. We have the responsibility to monitor and oversee these processes.

In fulfilling our oversight responsibilities, the audit committee reviewed the audited consolidated financial statements for fiscal 2006 with management, including a discussion of the quality, not just the acceptability, of the accounting principles employed, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed and discussed the consolidated financial statements for fiscal 2006 with our independent auditors. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the audit committee discussed with the independent auditors all of the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the audit committee has discussed with the independent auditors their independence from our management and from us, including matters in the written disclosures provided by the independent auditors to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees. As part of this review, the audit committee considered whether the non-audit services provided to us by the independent auditors during fiscal 2006 were compatible with maintaining their independence. Upon its review, the audit committee has satisfied itself as to the independence of our independent auditors.

Without management present, the audit committee met separately with the independent accountants to review the results of their examinations, their evaluation of the company’s internal controls, and the overall quality of the company’s accounting and financial reporting. In addition, the audit committee reviewed initiatives and programs aimed at strengthening the effectiveness of our internal control structure. As part of this process, the audit committee continued to monitor the scope and adequacy of the company’s internal procedures and controls.

In reliance on the reviews and discussions with management and the independent accountants referred to above, and subject to the limitations on its role and responsibilities described above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for fiscal 2006 filed with the Securities and Exchange Commission and in the fiscal 2006 annual report to our stockholders.

Members of the Audit Committee

Rodolfo Ruiz
Antonio S. Fernandez
Miguel J. Rosenfeld

Compensation Committee

During the fiscal year ended March 31, 2006, our compensation committee was expanded from three to four members and consisted of Messrs. Fernandez, Rosen, Rosenfeld and Ruiz each of whom was independent under the listing standards of the AMEX. On February 8, 2006, Mr. Ruiz was appointed as the fourth member of our compensation committee. Mr. Ruiz is independent under the listing standards of the AMEX. The compensation committee is responsible for approving compensation and bonuses for our Chief Executive Officer and reviewing compensation and bonuses for our other executive officers, and for administering our Amended and Restated 1996 Stock Option Plan, the 2000 Stock Option Plan, the 2000 Directors Stock Option Plan and the 2005 Executive Incentive Compensation Plan. The compensation committee operates under a written charter, a copy of which is available on our website at www.terremark.com under “Investor Relations”. The charter is available in print to any stockholder who requests it in writing from our Director of Investor Relations at Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Miami, Florida 33133. During fiscal 2006, the compensation committee did not hold any meetings and took one action by written consent. For more information regarding the functions of the compensation committee and its activities during fiscal 2006, see the “Compensation Committee Report on Executive Compensation” below.

Compensation Committee Interlocks and Insider Participation

The following directors served as members of our compensation committee during the 2006 fiscal year: Marvin S. Rosen, Miguel J. Rosenfeld, Antonio S. Fernandez and Rodolfo Ruiz. Mr. Ruiz became the fourth member of our compensation committee on February 8, 2006. No member of the compensation committee is now or ever was an officer or an employee of ours. Mr. Rosen also currently serves as Chairman of the Board of Fusion Telecommunications, a Nasdaq traded company on whose board Manuel D. Medina, our chairman and chief executive officer, serves. See “Certain Relationships and Related Party Transactions.” There were no compensation committee interlocks during fiscal 2006.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this report or the performance graph by reference therein.

The policy of the board of directors is to maintain executive compensation at competitive levels that will permit us to attract, motivate and retain individuals with superior managerial abilities. The levels of compensation are intended to reward individual initiative and achievement, while motivating our executives to increase stockholder value by improving our performance and profitability.

The compensation committee reviews the base salaries of our executive officers, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. Additional factors reviewed by the compensation committee in determining appropriate compensation levels include subjective factors related to corporate and individual performance. During fiscal year 2006, all executive officer compensation decisions including the decision to accelerate the vesting of all unvested stock options previously granted under our stock option and the executive incentive compensation plans more fully discussed below were approved by the compensation committee.

We have adopted a policy by which options granted pursuant to our stock option plans will be issued with exercise prices set at the fair market value of our common stock at the time of issue.

During fiscal year 2006, we had employment agreements with each of our named executive officers. Jose A. Segrera entered into a one year employment agreement, commencing September 25, 2001. Jamie Dos Santos and Marvin Wheeler entered into employment agreements commencing November 1, 2002. John S. Neville entered into an agreement commencing April 18, 2005. Each of these agreements automatically renews for successive one year terms until either party gives written notice of its intention not to renew

Manuel D. Medina, our Chief Executive Officer, entered into a one year agreement, commencing April 28, 2001, employing him as our Chairman of the Board, President and Chief Executive Officer. The amended and restated agreement automatically renews for successive one year terms until either party gives written notice of its intention not to renew. The amended and restated agreement provides for an annual base salary of $350,000 and is subject to increases. Pursuant to the terms of his agreement, Mr. Medina is prohibited from competing with us for a one year period following termination of his employment, unless this termination is by us without cause or by him for “good reason” as specified in the employment agreement.

On March 23, 2006, our compensation committee approved the accelerated vesting, effective as of March 31, 2006, of all unvested stock options previously granted under our stock option and executive incentive compensation plans, resulting in options to purchase approximately 460,000 shares becoming immediately exercisable. The options affected by this accelerated vesting had exercise prices ranging from $2.79 to $16.50. All other terms of these previously granted options remain unchanged. See “Compensation of Executive Officers and Directors — Employee Stock Option Plans — Eligibility” for additional information.

Members of the Compensation Committee

Antonio S. Fernandez
Marvin Rosen
Miguel J. Rosenfeld
Rodolfo Ruiz

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

The following table presents information concerning compensation for our chief executive officer and the four most highly compensated executive officers, which we refer to as our named executive officers, for services in all capacities during the fiscal years indicated.

	Annual Compensation				Long Term
	Fiscal	Salary	Commissions	Bonus	Compensation Awards
Name and Principal Position	Year	($)	($)	($)	Options/SARS (#)

Manuel D. Medina	2006	350,000	—	—	—
Chairman of the Board, President and	2005	350,000	—	—	21,500
Chief Executive Officer	2004	350,000	—	—	—
Jamie Dos Santos	2006	250,000	280,000	—	10,000
Chief Marketing Officer	2005	250,000	239,000	—	10,000
	2004	250,000	104,000	—	20,000
Jose A. Segrera	2006	200,000	—	—	10,000
Chief Financial Officer	2005	200,000	—	50,000	10,000
	2004	195,000	—	—	10,000
Marvin Wheeler	2006	200,000	—	—	10,000
Chief Operations Officer	2005	200,000	—	50,000	10,000
	2004	195,000	—	—	20,000
John S. Neville	2006	200,000	60,000	—	25,000
Senior Vice President — Sales	2005	—	—	—	—
	2004	—	—	—	—

Option/SAR Grants in Last Fiscal Year

The following table sets forth information concerning grants of stock options made during the fiscal year ended March 31, 2006 to our named executive officers. No stock appreciation rights were granted during the fiscal year ended March 31, 2006.

Individual Grants
		% of Total			Potential Realizable
		Options			Value at Assumed
	Number of	Granted			Annual Rates of
	Securities	to			Stock Price
	Underlying	Employees	Exercise		Appreciation for
	Options Granted	in Fiscal	Price		Option Term(1)
Name	(#)	Year	($/Sh)	Expiration Date	5% ($)	10% ($)

Manuel D. Medina	—	—	—	—	—	—
Jose A. Segrera(2)	10,000	2.9%	$6.74	July 14, 2015	42,387	107,418
John S. Neville(2)	25,000	7.3%	$6.20	April 18, 2015	97,479	247,030
Jamie Dos Santos(2)	10,000	2.9%	$6.74	July 14, 2015	42,387	107,418
Marvin Wheeler(2)	10,000	2.9%	$6.74	July 14, 2015	42,387	107,418

(1)	These amounts are based on assumed appreciation rates of 5% and 10% set by the Securities and Exchange Commission rules and are not intended to forecast possible future appreciation, if any, of our stock price.

(2)	On March 23, 2006, our compensation committee approved the accelerated vesting, effective as of March 31, 2006, of all unvested stock options previously granted under our stock option and executive incentive plans, resulting in options to purchase approximately 460,000 shares becoming immediately exercisable.

Aggregated Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding option exercises by our named executive officers during the fiscal year ended March 31, 2006 and options they held on March 31, 2006. No stock appreciation rights were granted during the fiscal year ended March 31, 2006.

			Number of Securities		Value of Unexercisable
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired on	Value	Options at Fiscal Year End		Fiscal Year End(1)
Name	Exercised	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Manuel D. Medina	—	—	41,500	—	$68,750	—
Jose A. Segrera	—	—	75,000	—	$159,600	—
John S. Neville	—	—	25,000	—	$57,500	—
Jamie Dos Santos	—	—	102,500	—	$271,100	—
Marvin Wheeler	—	—	65,500	—	$193,950	—

(1)	Based on a per share price of $8.50, the closing price of the common stock as reported on the American Stock Exchange on March 31, 2006, minus the exercise price of the option, multiplied by the number of shares underlying the option.

Compensation of Directors

We maintain a policy of compensating our directors using stock option grants and, in the case of service on some committees of our board of directors, payments of cash consideration. Upon their election as a member of our board of directors, each director received options to purchase 10,000 shares of our common stock. Our employee directors receive the same compensation as our non-employee directors. The options granted to our directors vest as follows: one-third of the shares vest as of the date of grant, one-third on the first anniversary of the date of grant, and one-third on the second anniversary of the date of grant. On January 21, 2005, our board of directors approved a one-time grant of additional options to purchase 10,000 shares of our common stock to each of our directors at an exercise price equal to $6.30 per share. These options vested 10% for each meeting attended by the respective director during the 18-month period commencing on the date of grant. Any options not vested by the end of this 18-month period were deemed to be forfeited by that director and cancelled. Notwithstanding the 18-month term of these options, based upon our compensation committee’s approval of the accelerated vesting of all unvested options previously granted under our stock option and executive incentive compensation plans, these options vested prior to their forfeiture effective as of March 31, 2006. See “Employment Agreements” for additional information.

In addition, the Chairman of the audit committee of our board of directors receives annual compensation of $12,000 and each member of our audit committee receives annual compensation of $9,000. The members of this committee also receive $1,000 for each meeting attended. With respect to the compensation committee of our board of directors, the Chairman receives annual compensation of $8,000 and each other member receives annual compensation of $6,000. Each member of this committee receives $1,000 for each meeting attended. We reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors. Aside from the payments described above, we do not pay fees to our directors for attendance at meetings. On June 13, 2006, we entered into a second amended and restated letter agreement with Arthur L. Money, one of our directors, under which Mr. Money serves as an independent consultant with respect to our government division and our sale of products and services to the U.S. government. The term of the agreement is through January 31, 2007. The term is automatically renewed unless either party terminates the agreement (i) without cause by giving 90 days’ prior written notice or (ii) with cause by giving 48 hours’ prior written notice. Under the agreement, Mr. Money is entitled to monthly compensation of $5,000 and a one time grant of 15,000 shares of our common stock pursuant to the terms of our 2005 Executive Incentive Compensation Plan. In addition, we entered into an agreement with Joseph Wright, Jr., one of our directors, commencing September 21, 2001, engaging Mr. Wright as an independent consultant. The agreement is for a term of one year after which it renews automatically for successive one-year periods. Either party may terminate the agreement by providing 90 days notice. The agreement provides for an annual compensation of $100,000, payable monthly.

Employment Agreements

Manuel D. Medina is employed as our Chairman, Chief Executive Officer and President under the terms of an amended and restated employment agreement; the term of which commenced April 28, 2001. The amended and restated agreement is for a term of twelve months and automatically renews for successive one year terms until either party gives written notice of its intention not to renew. The amended and restated agreement provides for an annual base salary of $350,000 and is subject to increases. Pursuant to the terms of his agreement, Mr. Medina is prohibited from competing with us for a one year period following termination of his employment, unless this termination is by us without cause or by him for “good reason” as specified in the employment agreement.

Jamie Dos Santos has entered into an agreement, commencing November 1, 2002, employing her as our Senior Vice President of Global Initiatives. The agreement is effective until either party gives written notice of its intention to terminate. The agreement provides for an annual base salary of $250,000 and is subject to increases. Pursuant to the terms of her agreement, Ms. Dos Santos is prohibited from competing with us for a one year period following termination of her employment, unless this termination is by us without cause or by her for “good reason” as specified in the employment agreement. In April 2003, Ms. Dos Santos became our Chief Marketing Officer.

Jose A. Segrera has entered into a one year employment agreement, commencing September 25, 2001, employing him as our Chief Financial Officer. The agreement automatically renews for successive one year terms until either party gives written notice of its intention not to renew. In June 2001, Mr. Segrera’s title was changed to Executive Vice President and Chief Financial Officer. The agreement provides for an annual base salary of $150,000, which has been increased to $200,000, and is subject to further increases. Pursuant to the terms of his agreement, Mr. Segrera is prohibited from competing with us for a one year period following termination of his employment, unless this termination is by us without cause or by him for “good reason” as specified in the employment agreement.

Marvin Wheeler has entered into an agreement, commencing November 1, 2002, employing him as our Senior Vice President of Operations. The agreement is effective until either party gives written notice of its intention to terminate. The agreement provides for an annual base salary of $175,000, which has been increased to $200,000, and is subject to further increases. Pursuant to the terms of his agreement, Mr. Wheeler is prohibited from competing with us for a one year period following termination of his employment, unless this termination is by us without cause or by his for “good reason” as specified in the employment agreement. In November 2003, Mr. Wheeler became our Chief Operations Officer.

John S. Neville has entered into an agreement, commencing April 18, 2005, employing him as our Senior Vice President of Commercial Sales. The agreement is for an indefinite term until either party gives written notice of its intention to terminate. The agreement provides for an annual base salary of $200,000 and is subject to increases pursuant to terms of this agreement. In addition, Mr. Neville is entitled to additional compensation equal to 1/2 of one percent of the gross revenue generated from the first year value of all sales of our services that are generated during the term of the employment agreement by Mr. Neville or certain of Mr. Neville’s sales staff identified in the employment agreement. Mr. Neville is prohibited from competing with us for a one year period following termination of his employment, unless this termination is by us without cause or by him for “good reason” as specified in the employment agreement.

If the employment of either Manuel D. Medina or Jose A. Segrera is terminated without cause by us or by them for “good reason”, each is entitled to continue to receive his annual base salary through the date his employment would have ended under the terms of his agreement, but in no event for more than six months, together with certain other benefits.

If the employment of Jamie Dos Santos, or Marvin Wheeler is terminated without cause by us or by them for “good reason”, each is entitled to continue to receive his or her annual base salary together with certain other benefits for a period of six months from the date of termination.

If the employment of John S. Neville is terminated without cause by us or by them for “good reason”, he is entitled to continue to receive his or her annual base salary together with certain other benefits for a period of three months from the date of termination.

If the employment of any of Manuel D. Medina, Jamie Dos Santos, Jose A. Segrera, Marvin Wheeler or John S. Neville is terminated within one year of a change in control, each is entitled to continue to receive a payment equal to the sum of two times his or her annual base salary, incentive compensation, and the value of any fringe benefits plus any accrued incentive compensation through the date of termination and other benefits. The definition of a “change in control” in the applicable employment agreements (except the employment agreement of John Neville) includes the resignation of Manuel D. Medina as both our Chairman and Chief Executive Officer, his death, or his absence from the day to day business affairs of the Company for more than 90 consecutive days due to disability or incapacity.

Indemnification of Officers and Directors

Our certificate of incorporation and bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and stockholders and other items. Our amended and restated certificate of incorporation and bylaws also contain indemnification provisions that permit us to indemnify our officers and directors to the maximum extent provided by Delaware law.

We believe that the limitation of liability provisions in our amended and restated certificate of incorporation will enhance our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Directors and Officers Liability Insurance

We have obtained directors’ and officers’ liability insurance with an aggregate liability for the policy year, inclusive of costs of defense, in the amount of $25,000,000. This policy expires April 3, 2007.

Employee Stock Option Plans

Under our 1995 Stock Option Plan, we have reserved for issuance an aggregate of 50,000 shares of our common stock. As of March 31, 2006, we had granted options to purchase 38,500 shares of common stock pursuant to this plan, of which 26,750 had been exercised and 11,750 are vested but have not been exercised. The 1995 Stock Option Plan expired in February 2005.

Under our 1996 Stock Option Plan, we have reserved for issuance an aggregate of 1,170,000 shares of common stock, 954,814 of which have been granted. As of March 31, 2006, 670,361 granted options have vested but remain unexercised and 229,877 options have been exercised.

Under our 2000 Stock Option Plan, we have reserved for issuance an aggregate of 1,500,000 shares of common stock. As of March 31, 2006, we had granted options to purchase 1,239,928 shares of common stock pursuant to this plan, 1,145,203 of which have vested and 2,954 of which have been exercised.

On August 9, 2005, our board of directors adopted our 2005 Executive Incentive Compensation Plan, which was approved by our shareholders on September 23, 2005. This comprehensive plan superseded and replaced all of our pre-existing stock option plans. Under the 2005 Executive Incentive Compensation Plan, our compensation committee has the authority to grant stock-based incentive awards to executives, key employees, directors, and consultants, including stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property (collectively, the “Awards”). The effective date of the 2005 Executive Incentive Compensation Plan was August 9, 2005. Under the 2005 Executive Incentive Compensation Plan, we have reserved for issuance an aggregate of 1,000,000 shares of common stock.

Shares Available for Awards; Annual Per-Person Limitations.  Under the 2005 Executive Incentive Compensation Plan, the total number of shares of Common Stock that may be subject to the granting of Awards under the 2005 Executive Incentive Compensation Plan at any time during the term of the Executive Incentive Compensation Plan is equal to 1,000,000 shares, plus (i) the number of shares with respect to which awards previously granted under the preexisting plans terminate without being exercised, (ii) the number of shares that remain available for future issuance under the preexisting plans, and (iii) the number of shares that are surrendered in payment of any awards or any tax withholding requirements. The 2005 Executive Incentive Compensation Plan limits the number of shares which may be issued pursuant to incentive stock options to 1,000,000 shares.

In addition, the 2005 Executive Incentive Compensation Plan imposes individual limitations on the amount of some awards in part to comply with Section 162(m) of the Internal Revenue Code. Under these limitations, during any fiscal year the number of options, SARs, restricted shares of common stock, deferred shares of common stock, shares as a bonus or in lieu of other Terremark obligations, and other stock-based awards granted to any one participant may not exceed 500,000 for all types of these awards, subject to adjustment in specified circumstances. The maximum amount that may be paid out as an annual incentive award or other cash award in any fiscal year to any one participant is $1,000,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one participant is $5,000,000.

Our compensation committee is authorized to adjust the above-described limitations and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The compensation committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility.  The persons eligible to receive awards under the 2005 Executive Incentive Compensation Plan are the officers, directors, employees and independent contractors of Terremark Worldwide, Inc. and its subsidiaries. An employee on leave of absence may be considered as still in the employ of ours or our subsidiary for purposes of eligibility for participation in the 2005 Executive Incentive Compensation Plan. As of March 31, 2006, approximately 250 persons were eligible to participate in the 2005 Executive Incentive Compensation Plan.

On March 23, 2006, our compensation committee approved the accelerated vesting, effective as of March 31, 2006, of all unvested stock options previously granted under our stock option and executive incentive compensation plans. The options affected by this accelerated vesting had exercise prices ranging from $2.79 to $16.50. As a result of the accelerated vesting, options to purchase approximately 460,000 shares became immediately exercisable. Except for the accelerated vesting, all other terms of these options remain unchanged. Our compensation committee accelerated the vesting of options for the following directors and executive officers:

Directors	Shares	Strike Prices

Fernando Fernandez-Tapias(1)	9,000	$6.30
Rodolfo A. Ruiz	8,400	$6.30 - 7.10
Antonio S. Fernandez	4,000	$6.30
Marvin S. Rosen	4,000	$6.30
Joseph R. Wright, Jr.	3,000	$6.30
Arthur L. Money	5,400	$6.00 - 6.30
Guillermo Amore	1,000	$6.30
Miguel J. Rosenfeld	1,000	$6.30
Timothy Elwes	1,000	$6.30

	36,800

(1)	Mr. Fernandez-Tapias is not standing for re-election in order to pursue other interests.

Section 16 Officers	Accelerated Shares	Range of Strike Prices

John S. Neville	25,000	$6.20
Jaime Dos Santos	13,333	$3.30 - 6.50
Marvin Wheeler	13,333	$3.30 - 6.50
Jose A. Segrera	10,000	$3.30 - 6.50
Manuel D. Medina	4,910	$6.00 - 6.30

	66,576

We adopted Financial Accounting Standards Board Statement No. 123 (revised 2004) (“SFAS 123R”), “Share-Based Payment” as of April 1, 2006, and recognized compensation expense prospectively for all future stock option grants. The decision of our compensation committee to accelerate the vesting of all outstanding options was made primarily to reduce compensation expense that otherwise would be recorded starting with the fiscal quarter ending June 30, 2006 and the administrative burden associated with the adoption of SFAS 123R. We recognized approximately $756,000 (before tax) of compensation expense during the quarter ended March 31, 2006 as a result of the acceleration of the vesting of the options, but are not required to recognize future compensation expenses for the accelerated options under FAS 123R unless we make modifications to the options, which is not anticipated. The future compensation expense that will be avoided, based on our implementation date for SFAS 123R on April 1, 2006, is approximately $1,500,000, $900,000, and $170,000 in the fiscal years ended March 31, 2007, 2008, and 2009, respectively. We expect future stock-based compensation grants to have a significant impact on our results of operations.

Unless sooner terminated by the board of directors, the 1995 Stock Option Plan, the 1996 Stock Option Plan, the 2000 Stock Option Plan and the 2005 Executive Incentive Compensation Plan have terminated or will terminate on February 8, 2005, May 7, 2006, September 21, 2010 and August 9, 2015, respectively, the tenth anniversary date of the effectiveness of each stock option plan.

Equity Compensation Plan Information

This table summarizes share and exercise price information about our equity compensation plans as of March 31, 2006.

Number of Securities
	to be Issued Upon	Weighted Average	Number of Securities
	Exercise of	Exercise Price of	Available for Future
	Outstanding Options,	Outstanding Options,	Issuance Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders	2,279,700	$11.27	1,483,258
Equity compensation plans not approved by security holders	—	$—	—

For more information regarding our equity compensation plans, “Compensation of Executive Officers and Directors — Employee Stock Option Plans.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 13, 2006, we amended an employment letter agreement with Arthur J. Money, a member of our board of directors. Under the terms of this amended letter agreement, Mr. Money agreed to serve as Director — Government, Military and Homeland Security Affairs. The amended letter agreement expires on January 31, 2007; however, it continues in effect unless terminated by us or him on 48 hours written notice for terminations with cause or on 90 days written notice for terminations without cause. Mr. Money’s compensation under the amended letter agreement consists of $5,000 per month and a grant of 15,000 shares of our common stock issued under the terms of our 2005 Executive Incentive Compensation Plan. Notwithstanding his title, Mr. Money is not considered an officer of Terremark, and the amended letter agreement expressly provides he is not granted the ability to bind Terremark to any agreement with a third party or to incur any obligation or liability on behalf of Terremark.

On May 26, 2005, we issued 111,017 shares of our common stock to Joseph R. Wright, our Vice Chairman, in connection with the exercise of certain of his options at $3.50 per share.

We entered into an agreement with Joseph Wright, Jr., one of our directors, commencing September 21, 2001, engaging Mr. Wright as an independent consultant. The agreement is for a term of one year after which it renews automatically for successive one-year periods. Either party may terminate the agreement by providing 90 days’ notice. The agreement provides for an annual compensation of $100,000, payable monthly.

On May 2003, we entered into a subcontractor agreement with Fusion Telecommunications International, Inc. to provide Internet protocol services under our agreement with the Diplomatic Telecommunications Service — Program Office for 16 U.S. embassies and consulates in Asia and the Middle East with another one scheduled to be installed. Fusion’s Chief Executive Officer, Marvin Rosen, is one of our directors. In addition, Fusion’s former Chairman, Joel Schleicher, and Kenneth Starr, one of Fusion’s other directors, formerly served on our board. Joseph R. Wright, Jr., another director of ours, formerly served on Fusion’s board of directors. During the year ended March 31, 2006, we purchased approximately $1,300,000 in services from Fusion.

INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP

On October 5, 2005, our audit committee unanimously determined to dismiss PwC as our independent registered certified public accounting firm. On October 5, 2005, we informed PwC representatives of their dismissal, which became effective as of the date PwC completed its procedures on our unaudited interim financial statements as of September 30, 2005 and for the three and six month periods then ended and the quarterly report on Form 10-Q in which such unaudited interim financial statements were included. These procedures were completed on November 9, 2005.

The reports of PwC on our financial statements as of and for the years ended March 31, 2004 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended March 31, 2004 and 2005 and through October 5, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference thereto in its reports on the financial statements for such years.

During the years ended March 31, 2004 and 2005, and through October 5, 2005, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except as described below:

•	In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, we completed our assessment of the effectiveness of its internal control over financial reporting and concluded that our internal control over financial reporting was not effective as of March 31, 2005 due to material weaknesses in our internal control related to (i) the restriction of access to key financial applications and data and controls over the custody and processing of disbursements and of customer payments received by mail, and (ii) the billing function to ensure that invoices capture all services delivered to customers and that such services are invoiced and revenue is recorded accurately and timely, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). More details on these two material weaknesses in internal control over financial reporting and management’s plans to remediate these weaknesses are discussed in Item 9A of our annual report on Form 10-K (Amendment No. 2), which was filed with the U.S. Securities and Exchange Commission on August 17, 2005, and in Item 4 of our quarterly report on Form 10-Q for the quarter ended September 30, 2005. In connection with the previously described restatement of our consolidated financial statements, we determined we would restate our report on internal controls over financial reporting as of March 31, 2005 to include this additional material weakness.

•	On November 9, 2005, the Company filed a Current Report on Form 8-K, indicating it would restate its Annual Report on Form 10-K for the year ended March 31, 2005 and its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004. In connection with this restatement, management determined that the following material weakness also existed as of September 30, 2005: The Company did not maintain effective controls over the accounting for and calculation of earnings per share. More details on this restatement and the additional material weakness in internal control over financial reporting can be found in Item 4.02(a) of the Company’s Current Report on Form 8-K, which was filed with the U.S. Securities and Exchange Commission on November 9, 2005, and in Item 4 of the Company’s Form 10-Q for the quarter ended September 30, 2005.

•	As further discussed in Item 4 of our quarterly report on Form 10-Q for the quarter ended December 31, 2004, the failure of certain of our internal controls to identify certain adjustments that were required to be recorded within our quarterly report on Form 10-Q for the quarter ended June 30, 2004 and the fact that certain further adjustments to our calculations of the value of embedded derivatives, which necessitated the filing of an amendment to our quarterly report on Form 10-Q for the quarter ended June 30, 2004, led our management to conclude that a “material weakness” existed in our internal controls with respect to these matters as of June 30, 2004. Management of the Company believes that this material weakness has been remediated as of March 31, 2005.

We were billed an aggregate of $366,000 by PwC for the six months ended September 30, 2005 and an aggregate of $1,417,000 for the fiscal year ended March 31, 2005 as follows:

Audit Fees

We were billed $361,000 by PwC for professional services rendered for the six months ended September 30, 2005 and $1,069,000 for the audit of our annual financial statements for the fiscal year ended March 31, 2005, and the reviews of the financial statements included in our filings on Form 10-Q for those fiscal years.

Audit Related Fees

We were billed $348,000 by PwC for audit related services, other than the audit and review services described above, for the fiscal year ended March 31, 2005 and $5,000 for the six months ended September 30, 2005. Audit related services provided to us consist of work related consents provided in connection with our registration statement and for the preparation of a comfort letter in the year ended March 31, 2005.

Tax Fees

PwC did not provide any Tax Services, other than the audit and review services described above, for the fiscal year ended March 31, 2005 and the six months ended September 30, 2005.

All Other Fees

PwC did not provide any professional services, other than the audit and review services described above, for the fiscal year ended March 31, 2005 and the six months ended September 30, 2005. PwC did not provide any services related to financial information systems design and implementation during the fiscal year ended March 31, 2005 and the six months ended September 30, 2005.

KPMG LLP

Our audit committee solicited proposals from four major accounting firms and conducted an evaluation in connection with the selection of our independent auditor. On October 5, 2005, our audit committee notified KPMG LLP (KPMG) that, upon dismissal of PwC, KPMG would be appointed as our independent registered public accounting firm.

During the fiscal years ended March 31, 2004 and 2005 and through October 5, 2005, neither us nor anyone acting on our behalf consulted with KPMG regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a disagreement (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K), or a reportable event (as such term is described in Item 304(a)(1)(v) of Regulation S-K).

Since November 9, 2005, KPMG LLP (KPMG) has served as our independent registered certified public accounting firm.

We were billed an aggregate of $1,159,150 by KPMG for the fiscal year ended March 31, 2006 as follows:

Audit Fees

KPMG’s fees totaled $1,159,150 for professional services rendered for the audit of our annual financial statements for the fiscal year ended March 31, 2006, and the reviews of the financial statements included in our filings on Forms 10-Q for those fiscal years.

Tax Fees

KPMG did not provide any Tax Services, other than the audit and review services described above, for the fiscal year ended March 31, 2006.

All Other Fees

KPMG did not provide any professional services, other than the audit and review services described above, for the fiscal year ended March 31, 2006. KPMG did not provide any services related to financial information systems design and implementation during the fiscal year ended March 31, 2006.

Audit Committee Approval

Our Audit Committee pre-approves all services provided to us by KPMG.

PERFORMANCE GRAPH

The following graph presents our total return to our stockholders for the period March 31, 2001 to March 31, 2006. Our common stock is compared to the Russell 2000 Index and a peer group. Our peer group of companies were the companies that comprised the Goldman Sachs Internet Index (GSI) over the same period. The information contained in this graph is not necessarily indicative of our future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG TERREMARK WORLDWIDE, INC. THE RUSSELL 200 INDEX
AND THE GOLDMAN SACHS INTERNET INDEX

	2001	2002	2003	2004	2005	2006
Terremark Worldwide, Inc.	$100.00	$18.00	$14.40	$28.80	$26.00	$34.00
Russell 2000	$100.00	$113.98	$83.25	$136.39	$143.77	$180.93
Goldman Sachs Internet Index	$100.00	$122.29	$145.28	$245.92	$261.53	$315.04

*	$100 invested on 3/31/01 in stock or index — including reinvestment of dividends. Fiscal year ending March 31.

*	Assumes $100 invested at the close of trading on the last day preceding the first day of the fiscal year in our common stock, the Russell 2000 Index and the Goldman Sachs Internet Index.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of the forms furnished to us and written representations of the reporting persons, we believe that during the fiscal year ended March 31, 2006 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were in compliance.

OTHER BUSINESS

We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Stockholders interested in presenting a proposal to be considered for inclusion in the proxy statement for presentation at the 2007 annual meeting of stockholders may do so by following the procedures prescribed in Securities and Exchange Commission Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by us on or before June 5, 2007.

After the June 5, 2007 deadline, stockholders interested in presenting a proposal for consideration at the 2007 annual meeting of stockholders may submit the proposal and present it at the 2007 annual meeting, but we are not obligated to include the proposal in our proxy materials. Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of stockholders or the date specified by an overriding advance notice provision in the company’s bylaws. Accordingly, for our 2007 annual meeting of stockholders, a stockholder must submit such written notice to the corporate secretary on or before August 19, 2007.

Send all proposals to Adam T. Smith, Secretary, Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Suite 900, Miami, Florida 33133.

TERREMARK WORLDWIDE, INC.
COMMON STOCK PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 20, 2006

The undersigned hereby appoints Adam T. Smith and Jose A. Segrera, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of Terremark Worldwide, Inc. (the “Company”) which the undersigned may be entitled to vote at our 2006 Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, October 20, 2006, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Terremark worldwide, Inc. in making proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and when prompted. Indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE-1-800-690-6503

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Terremark Worldwide, Inc., c/o ACP, 51 Mercodos Way, Edgewood, NY 11717.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN; AND IN THE DISCRETION OF THE PROXIES, “FOR” OR “AGAINST” ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be signed on reverse side)

TERREMARK WORLDWIDE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.

The undersigned hereby instructs said proxies or their substitutes:

1. PROPOSAL 1.

Election of the following director nominees to the Company’s Board of Directors to serve until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified:

1) Manuel D. Medina 2) Joseph R. Wright, Jr. 3) Guillermo Amore	4) Timothy Elwes 5) Antonio S. Fernandez 6) Arthur L. Money	7) Marvin S. Rosen 8) Miguel J. Rosenfeld 9) Rodolfo A. Ruiz

☐ VOTE FOR all nine (9) nominees listed in above, except vote withheld from the following nominee(s) (if any).

_ _

☐ VOTE WITHHELD from all nominees.

2. In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that the proxies appointed hereby, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of 2006 Annual Meeting of Stockholders and the Proxy Statement, both dated October 3, 2006, and the Company’s 2006 Annual Report to Stockholders.

Please indicate if you plan to attend this meeting           Yes ☐     No ☐

Dated: _ _

Print Name	Signature

Print Name(s)	Signature (if held jointly)

NOTE: Your signature should appear exactly the same as your name appears hereon. If signing as partner, attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed within the United States.

TERREMARK WORLDWIDE, INC.
SERIES I CONVERTIBLE PREFERRED STOCK
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 20, 2006

The undersigned hereby appoints Adam T. Smith and Jose A. Segrera, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Series I Convertible Preferred Stock of Terremark Worldwide, Inc. (the “Company”) which the undersigned may be entitled to vote at our 2006 Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, October 20, 2006, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. Each outstanding share of Series I Convertible Preferred Stock entitles the undersigned to cast that number of votes on the proposal equal to the number of whole shares of the Company’s Common Stock into which the undersigned’s shares of Series I Convertible Preferred Stock can be converted. As of the record date, September 26, 2006, each share of Series I Convertible Preferred Stock may be converted into 3,333 shares of the Company’s Common Stock.

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Terremark worldwide, Inc. in making proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and when prompted. Indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE-1-800-690-6503

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Terremark Worldwide, Inc., c/o ACP, 51 Mercodos Way, Edgewood, NY 11717.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN; AND IN THE DISCRETION OF THE PROXIES, “FOR” OR “AGAINST” ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be signed on reverse side)

TERREMARK WORLDWIDE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.

The undersigned hereby instructs said proxies or their substitutes:

1. PROPOSAL 1.

Election of the following director nominees to the Company’s Board of Directors to serve until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified:
1) Manuel D. Medina 2) Joseph R. Wright, Jr. 3) Guillermo Amore	4) Timothy Elwes 5) Antonio S. Fernandez 6) Arthur L. Money	7) Marvin S. Rosen 8) Miguel J. Rosenfeld 9) Rodolfo A. Ruiz

☐ VOTE FOR all nine (9) nominees listed in above, except vote withheld from the following nominee(s) (if any).

_ _

☐ VOTE WITHHELD from all nominees.

2. In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that the proxies appointed hereby, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of 2006 Annual Meeting of Stockholders and the Proxy Statement, both dated October 3, 2006, and the Company’s 2006 Annual Report to Stockholders.

Please indicate if you plan to attend this meeting           Yes ☐     No ☐

Dated: _ _

Print Name	Signature

Print Name(s)	Signature (if held jointly)

NOTE: Your signature should appear exactly the same as your name appears hereon. If signing as partner, attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed within the United States.